Exhibit 99.1

Volt Information Sciences Reports Fiscal 2018 First Quarter Financial Results

NEW YORK, NY, March 7, 2018 – Volt Information Sciences, Inc. (“Volt” or “the Company”) (NYSE-AMERICAN: VISI), an international provider of staffing services and managed service programs, today reported results for its fiscal 2018 first quarter ended January 28, 2018. Key highlights include:
•
First quarter net revenue of $253.3 million, down 19.1% year-over-year; on a same-store basis, net revenue declined 10.6% year-over-year excluding net revenue contributed from businesses sold or exited during the past year and the effect of foreign exchange rate fluctuations

•
Successfully completed new long-term $115.0 million accounts receivable securitization program with DZ BANK AG Deutsche Zentral-Genossenschaftsbank (“DZ Bank”), improving the Company’s available liquidity and lowering borrowing costs

•
Global liquidity of $78.8 million at quarter-end, up $34.8 million year-over-year; total outstanding debt of $80.0 million, down $17.1 million year-over-year and further reduced in February by $30.0 million to a current level of $50.0 million

Commenting on Volt’s first quarter performance, Michael Dean, President and CEO, said, “Overall, Volt’s first quarter results were mixed. We continue to benefit from our ongoing focus on achieving operational efficiencies and managing expenses, which has enabled the Company to consistently deliver lower selling, administrative and other operating costs.  However, our ability to generate top line growth continues to be impacted by lower revenues in our North American Staffing segment, driven in part by a single large customer that has significantly reduced their reliance on temporary staffing. Excluding this customer from the current and prior periods, revenue declines over the past several quarters have been relatively steady. And as previously outlined, our entire team is actively implementing detailed initiatives to turn the top line.”

Mr. Dean continued, “I am very pleased with the new $115.0 million long-term financing agreement completed during the quarter with DZ Bank.  We expect to save approximately $1.5 million over the term of the new agreement, driven by improved pricing as well as lower fees compared with our previous financing program. Along with the better pricing, the new facility has less restrictive financial covenants and fewer restrictions on use of proceeds. In fact, the new facility provides more available liquidity than our previous facility that had a capacity of $160.0 million. Overall, this financing program greatly enhances our financial flexibility and debt maturity profile, while providing the Company with additional resources to execute our business strategy and advance our capital allocation plan.”

Fiscal 2018 First Quarter Results
Total revenue for the fiscal 2018 first quarter was $253.3 million, down $59.7 million, or 19.1%, compared to $313.0 million in the first quarter of fiscal 2017. On a same-store basis, net revenue declined 10.6% year-over-year excluding net revenue contributed from businesses sold or exited during the past year and the effect of currency fluctuations.

North American Staffing revenue, which provides a broad spectrum of contingent staffing, direct placement, recruitment process outsourcing and other employment services, was $206.2 million, a $25.7 million, or 11.1% decrease compared to North American Staffing revenue of $231.9 million in the first quarter of fiscal 2017. The decline was driven by lower demand from customers in both professional and commercial job families, as well as a significant change in a large customer’s contingent labor strategy in the latter part of fiscal 2017.

Volt Information Sciences Reports Fiscal 2018 First Quarter Results
March 7, 2018

International Staffing revenue, which includes the Company’s contingent staffing, direct placement and managed service programs businesses in Europe and Asia, was $29.6 million, a $0.8 million, or 2.5% decrease compared to $30.4 million from the first quarter of fiscal 2017. Excluding the impact of foreign exchange rate fluctuations, revenue declined $3.2 million on a constant currency basis compared to the first quarter of fiscal 2017. The decline was primarily a result of softening economic demand in the United Kingdom, offset by strong growth in Belgium and Singapore.

Corporate and Other revenue, which now primarily consists of the Company’s North American managed service business and the Company’s call center business, was $18.7 million, down $33.3 million, or 64.0%, compared to $52.0 million in the first quarter of fiscal 2017. The year-over-year revenue decline was primarily driven by the impact from the sale of Maintech and the quality assurance business, which occurred early in the second quarter of fiscal 2017 and at the end of the fourth quarter of fiscal 2017, respectively. On a same-store basis, excluding businesses sold or exited of $32.0 million, Corporate and Other revenue decreased $1.3 million, or 6.3%, year-over-year, as a result of winding down of certain programs in the Company’s managed service business as well as normal fluctuations in call center activity.

Selling, administrative and other operating costs in the first quarter of fiscal 2018 decreased $2.0 million, or 4.0%, to $46.9 million from $48.9 million in the first quarter of fiscal 2017. This decrease was primarily due to ongoing cost reductions throughout the business as well as the sale of Maintech and the quality assurance business. These decreases were partially offset by higher legal fees and depreciation and software license expenses related to the completion of the first phase of the upgrade of the Company’s back-office financial suite and information technology tools.

Loss from continuing operations was $10.7 million in the first quarter of fiscal 2018, down $6.1 million compared to a loss of $4.6 million in the first quarter of fiscal 2017.

Adjusted EBITDA, which is a Non-GAAP measure, was a loss of $9.1 million in the fiscal 2018 first quarter, down $8.6 million from a loss of $0.5 million (Non-GAAP) in the year ago period. Adjusted EBITDA excludes the impact of special items, interest expense, income taxes, depreciation and amortization expense, other income/loss and share-based compensation expense. For a reconciliation of the GAAP and Non-GAAP financial results, please see the tables at the end of this press release.

Liquidity
As of January 28, 2018, the Company had $78.8 million of global liquidity as compared to $44.0 million at January 29, 2017.

Corporate Developments
During the first quarter, the Company entered into a long-term accounts receivable securitization program with DZ Bank and exited its financing relationship with PNC Bank, National Association. Under the terms of the new agreement, DZ Bank will provide a two-year, $115.0 million facility which permits borrowings until January 25, 2020. The Company expects to save approximately $1.5 million over the term of the program and now has more available liquidity compared to its previous agreement. The new facility has less restrictive financial covenants and fewer restrictions on the use of proceeds, improving the Company’s available liquidity, enabling the Company to continue to advance its capital allocation plans.

Volt Information Sciences Reports Fiscal 2018 First Quarter Results
March 7, 2018

Conference Call and Webcast
A conference call and simultaneous webcast to discuss the fiscal 2018 first quarter financial results will be held today at 4:30 p.m. Eastern Time / 1:30 p.m. Pacific Time. Volt’s President and CEO Michael Dean and CFO Paul Tomkins will host the conference call. Participants may listen in via webcast by visiting the Investor & Governance section of Volt’s website at www.volt.com. Please go to the website at least 15 minutes early to register, download and install any necessary audio software. The conference call can also be accessed by dialing 877-407-9039 (201-689-8470 for international callers) and reference the “Volt Information Sciences Earnings Conference Call.”

Following the call, an audio replay will be available beginning Wednesday, March 7, 2018 at 7:30 p.m. Eastern Time through Wednesday, March 21, 2018 at 11:59 p.m. Eastern Time. To access the replay, dial 844-512-2921 (412-317-6671 for international callers) and enter the Conference ID # 13676899. A replay of the webcast will also be available for 90 days upon completion of the call, accessible through the Company’s website at www.volt.com in the Investors & Governance section.

About Volt Information Sciences, Inc.
Volt Information Sciences, Inc. is a global provider of staffing services (traditional time and materials-based as well as project-based) and managed staffing service programs. Our staffing services consists of workforce solutions that include providing contingent workers, personnel recruitment services, and managed services programs supporting primarily professional administration, technical, information technology, light-industrial and engineering positions. Our managed staffing service programs involves managing the procurement and on-boarding of contingent workers from multiple providers. Our customer care solutions specializes in serving as an extension of our customers’ consumer relationships and processes including collaborating with customers, from help desk inquiries to advanced technical support. Our complementary businesses offer customer care call centers, customized talent and supplier management solutions to a diverse client base. Volt services global industries including aerospace, automotive, banking and finance, consumer electronics, information technology, insurance, life sciences, manufacturing, media and entertainment, pharmaceutical, software, telecommunications, transportation, and utilities. For more information, visit www.volt.com.

Forward-Looking Statements
This press release contains forward-looking statements that are subject to a number of known and unknown risks, including, among others, general economic, competitive and other business conditions, the degree and timing of customer utilization and rate of renewals of contracts with the Company, and the degree of success of business improvement initiatives that could cause actual results, performance and achievements to differ materially from those described or implied in the forward-looking statements. Information concerning these and other factors that could cause actual results to differ materially from those in the forward-looking statements are contained in company reports filed with the Securities and Exchange Commission.  Copies of the Company’s latest Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as filed with the Securities and Exchange Commission, are available without charge upon request to Volt Information Sciences, Inc., 1133 Avenue of the Americas, New York, New York 10036, Attention: Shareholder Relations. These and other SEC filings by the Company are also available to the public over the Internet at the SEC’s website at http://www.sec.gov and at the Company’s website at http://www.volt.com in the Investor & Governance section.

Volt Information Sciences Reports Fiscal 2018 First Quarter Results
March 7, 2018

Investor Contacts:
Volt Information Sciences, Inc.
voltinvest@volt.com

Lasse Glassen
Addo Investor Relations
lglassen@addoir.com
424-238-6249

--Financial Tables to Follow--

Volt Information Sciences Reports Fiscal 2018 First Quarter Results
March 7, 2018

Results of Operations
(in thousands, except per share data)
	Three Months Ended
	January 28, 2018	October 29, 2017	January 29, 2017

Net revenue	$253,338	$288,483	$313,024
Cost of services	217,329	240,816	266,134
Gross margin	36,009	47,667	46,890

Expenses:
Selling, administrative and other operating costs	46,938	50,138	48,890
Restructuring and severance costs	518	307	624
Settlement and impairment charges	-	1,404	-
Gain from divestiture	-	(48,033)	-
Total expenses	47,456	3,816	49,514

Operating income (loss)	(11,447)	43,851	(2,624)

Interest income (expense), net	(782)	(1,026)	(858)
Foreign exchange gain (loss), net	703	(218)	127
Other income (expense), net	(528)	(375)	(599)
Income (loss) before income taxes	(12,054)	42,232	(3,954)
Income tax provision (benefit)	(1,360)	2,458	623
Income (loss) from continuing operations	(10,694)	39,774	(4,577)
Loss from discontinued operations	-	(1,693)	-
Net income (loss)	$(10,694)	$38,081	$(4,577)

Per share data:
Basic:
Income (loss) from continuing operations	$(0.51)	$1.90	$(0.22)
Loss from discontinued operations	-	(0.08)	-
Net income (loss)	$(0.51)	$1.82	$(0.22)
Weighted average number of shares	21,029	20,967	20,918

Diluted:
Income (loss) from continuing operations	$(0.51)	$1.90	$(0.22)
Loss from discontinued operations	-	(0.08)	-
Net income (loss)	$(0.51)	$1.82	$(0.22)
Weighted average number of shares	21,029	20,982	20,918

Segment data:

Net revenue:
North American Staffing	$206,235	$224,219	$231,865
International Staffing	29,579	30,163	30,350
Corporate and Other	18,727	36,008	51,967
Eliminations	(1,203)	(1,907)	(1,158)
Net revenue	$253,338	$288,483	$313,024

Operating income (loss):
North American Staffing	$(626)	$5,526	$2,828
International Staffing	(98)	944	642
Corporate and Other	(10,723)	(10,652)	(6,094)
Gain from divestiture	-	48,033	-
Operating income (loss)	$(11,447)	$43,851	$(2,624)

Work days	59	64	59

Volt Information Sciences Reports Fiscal 2018 First Quarter Results
March 7, 2018

Condensed Consolidated Statements of Cash Flows
(in thousands)
	Three Months ended
	January 28, 2018	January 29, 2017

Cash and cash equivalents, beginning of the period	$37,077	$6,386

Cash used in all other operating activities	(8,625)	(3,153)
Changes in operating assets and liabilities	26,580	20,026
Net cash provided by operating activities	17,955	16,873

Purchases of property, equipment, and software	(345)	(4,373)
Net cash provided by all other investing activities	92	287
Net cash used in investing activities	(253)	(4,086)

Net draw-down of borrowings	30,000	-
Increase in cash restricted as collateral for borrowings	(29,696)	-
Debt issuance costs	(1,327)	(626)
Net cash used in financing activities	(1,023)	(626)

Effect of exchange rate changes on cash and cash equivalents	112	471

Net increase in cash and cash equivalents	16,791	12,632

Cash and cash equivalents, end of the period	$53,868	$19,018

Cash paid during the period:
Interest	$926	$869
Income taxes	$627	$327

Volt Information Sciences Reports Fiscal 2018 First Quarter Results
March 7, 2018

Condensed Consolidated Balance Sheets
(in thousands, except share amounts)
	January 28, 2018	October 29, 2017
ASSETS	(unaudited)
CURRENT ASSETS:
Cash and cash equivalents	$53,868	$37,077
Restricted cash and short-term investments	45,214	20,544
Trade accounts receivable, net of allowances of $974 and $1,249, respectively	150,531	173,818
Recoverable income taxes	53	1,643
Other current assets	8,753	11,755
TOTAL CURRENT ASSETS	258,419	244,837
Other assets, excluding current portion	11,301	10,851
Property, equipment and software, net	27,487	29,121
TOTAL ASSETS	$297,207	$284,809

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accrued compensation	$23,598	$24,504
Accounts payable	29,026	36,895
Accrued taxes other than income taxes	22,754	20,467
Accrued insurance and other	31,949	30,282
Short-term borrowings	30,000	50,000
Income taxes payable	854	808
TOTAL CURRENT LIABILITIES	138,181	162,956
Accrued insurance and other, excluding current portion	9,722	10,828
Deferred gain on sale of real estate, excluding current portion	23,675	24,162
Income taxes payable, excluding current portion	611	1,663
Deferred income taxes	1,206	1,206
Long-term debt	48,673	-
TOTAL LIABILITIES	222,068	200,815

Commitments and contingencies

STOCKHOLDERS’ EQUITY
Preferred stock, par value $1.00; Authorized - 500,000 shares; Issued - none	-	-
Common stock, par value $0.10; Authorized - 120,000,000 shares; Issued - 23,738,003 shares; Outstanding - 21,028,729 and 21,026,253 shares, respectively	2,374	2,374
Paid-in capital	79,070	78,645
Retained earnings	35,109	45,843
Accumulated other comprehensive loss	(3,857)	(5,261)
Treasury stock, at cost; 2,709,274 and 2,711,750 shares, respectively	(37,557)	(37,607)
TOTAL STOCKHOLDERS’ EQUITY	75,139	83,994
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$297,207	$284,809

Volt Information Sciences Reports Fiscal 2018 First Quarter Results
March 7, 2018

GAAP to Non-GAAP Reconciliations

(in thousands)

	Three Months Ended
	January 28, 2018		January 29, 2017
Reconciliation of GAAP loss from continuing operations to Non-GAAP loss from continuing operations:
GAAP loss from continuing operations	$(10,694)		$(4,577)
Selling, administrative and other operating costs	(486)	(a)	(486)	(a)
Restructuring and severance costs	518		624
(Benefit) provision for income taxes	(1,052)	(b)	-
Non-GAAP loss from continuing operations	$(11,714)		$(4,439)

	Three Months Ended
	January 28, 2018		January 29, 2017
Reconciliation of GAAP loss from continuing operations to Adjusted EBITDA:
GAAP loss from continuing operations	$(10,694)		$(4,577)
Selling, administrative and other operating costs	(486)	(a)	(486)	(a)
Restructuring and severance costs	518		624
Depreciation and amortization	1,852		1,379
Share-based compensation expense	435		615
Total other (income) expense, net	607		1,330
(Benefit) provision for income taxes	(1,360)		623
Adjusted EBITDA	$(9,128)		$(492)

Special item adjustments consist of the following:
(a)	Relates to the amortization of the gain on the sale of the Orange, CA facility, which is included in Selling, administrative and other operating costs.
(b)	Relates to a discrete tax benefit resulting from the expiration of uncertain tax positions in Q1 2018.

Volt Information Sciences Reports Fiscal 2018 First Quarter Results
March 7, 2018

Note Regarding the Use of Non-GAAP Financial Measures
The Company has provided certain Non-GAAP financial information, which includes adjustments for special items and certain line items on a constant currency basis, as additional information for its segment revenue, consolidated net income (loss), segment operating income (loss) and Adjusted EBITDA.  These measures are not in accordance with, or an alternative for, generally accepted accounting principles (“GAAP”) and may be different from Non-GAAP measures reported by other companies.
The Company believes that the presentation of Non-GAAP measures on a constant currency basis and eliminating special items provides useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations because they permit evaluation of the results of the Company without the effect of currency fluctuations or special items that management believes make it more difficult to understand and evaluate the Company’s results of operations. Special items include impairments, restructuring and severance as well as certain income or expenses not indicative of the Company’s current or future period performance and are more fully disclosed in the tables.
Adjusted EBITDA is defined as earnings or loss before interest, income taxes, depreciation and amortization (“EBITDA”) adjusted to exclude share-based compensation expense as well as the special items described above.
Adjusted EBITDA is a performance measure rather than a cash flow measure.  The Company believes the presentation of Adjusted EBITDA is relevant and useful for investors because it allows investors to view results in a manner similar to the method used by management.
Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, analysis of the Company’s results of operations and operating cash flows as reported under GAAP. For example, Adjusted EBITDA does not reflect capital expenditures or contractual commitments; does not reflect changes in, or cash requirements for, the Company’s working capital needs; does not reflect the interest expense, or the cash requirements necessary to service the interest payments, on the Company’s debt; and does not reflect cash required to pay income taxes.
The Company’s computation of Adjusted EBITDA may not be comparable to other similarly titled measures computed by other companies because all companies do not calculate these measures in the same fashion.